Exhibit 99.1

Fellow Stockholder:

During this unprecedented public health crisis, we hope that you and your families are staying safe and healthy. Just as we all have had to adjust our daily lives and routines, the financial markets are adjusting to the reality of higher bouts of volatility and increased uncertainty. While it is too early to fully understand the impact of the COVID-19 pandemic, we remain in constant dialogue with our borrowers and financing partners and have positioned our portfolio to preserve stockholder capital.

First, FSCREIT’s portfolio is well-diversified across property types, which is a key advantage during periods of uncertainty. The top property type, office, makes up just 25% of the portfolio, followed by multifamily and industrial at 20% each. FSCREIT has limited exposure in each of the hospitality and retail sectors, which have been most heavily impacted by the COVID-19 crisis.

Second, in terms of income, all of FSCREIT’s senior secured, floating rate loans have LIBOR floors, which have protected our ability to generate income as interest rates have fallen.

Finally, FSCREIT continues to use leverage prudently to enhance returns. Recently, some highly levered funds investing in commercial real estate debt and securities have come under pressure. These funds generally have high levels of exposure to liquid securities held on a levered basis with short term financing. FSCREIT has very limited exposure to liquid, mark-to-market securities (less than 3% of total assets), all of which are investment grade and held on a direct, unlevered basis. In addition, the majority of FSCREIT’s directly-originated loans are held in a structured financing vehicle that is match term and not subject to “mark-to-market” limitations. As a result, FSCREIT’s capital structure has remained stable in this environment – we have experienced no margin calls from our lenders.

These collective efforts have led to relatively stable returns for our stockholders, with a modest decline in NAV from February to March (approximately -0.80% across all share classes) while the S&P 500 declined more than 12%. Year-to-date through March 31, we have generated a positive stockholder return of 1.56% on our Class I shares.

As fellow stockholders, we believe it is important to remain defensively positioned in the near-term while also staying flexible should the environment present attractive opportunities. Significant uncertainty persists around the duration and scale of the impact of the pandemic on the U.S. economy and on the commercial real estate market. Because of our focus on maximizing liquidity, our senior loans secured by commercial real estate, and our long-term capital structure, we believe we are well positioned to navigate this disruption. Additionally, we believe there will be attractive opportunities for well capitalized lenders like FSCREIT as markets begin to stabilize.

Thank you for your investment with us. We appreciate your continued support and hope you stay safe and healthy.

Sincerely,

The FS CREIT Team

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Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not a guarantee of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, imposition of margin calls or valuation adjustment events in connection with such financings, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the impact of COVID-19 and significant market volatility on our business, our borrowers, our industry and the global economy, our ability to pay future dividends at historical levels or at all and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this letter and the Company undertakes no duty to update any forward-looking statements made herein. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.